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                                                                       EXHIBIT 3

                       NAVISTAR INTERNATIONAL CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                       ----------------------------------
                      ARTICLES OF INCORPORATION AND BY-LAWS


      The  following  documents  of  Navistar   International   Corporation  are
incorporated herein by reference:


      3.1 Restated Certificate of Incorporation of Navistar International Corporation effective July 1, 1993, filed as Exhibit 3.2 to Form 10-K dated October 31, 1993, which was filed on January 27, 1994, Commission File No. 1-9618, and amended as of May 4, 1998.

      3.2 The By-Laws of Navistar International Corporation effective April 14, 1995, filed as Exhibit 3.2 on Annual Report on Form 10-K dated October 31, 1995, which was filed on January 26, 1996, on Commission File No. 1-9618.


      The following documents of Navistar International Corporation are filed herewith:
                                                                  Form 10-Q Page
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      3.3      Certificate of Designation, Preferences and Rights       E-4
               of Junior Participating Preferred Stock, Series A of Navistar International Corporation.


                                       E-1